Exhibit 99.1

For Immediate Release

For Information Contact:
Reid Simpson	Kristi Emerson
Chief Financial Officer	Public Relations Manager
303.873.3788	303.873.3788
reids@eCollege.com	kristie@eCollege.com

eCollege(SM) Announces Record Quarterly Revenue of $20.9 Million

Company Achieves Preliminary Second Quarter EPS of $0.03 and Adjusted EPS of $0.10

DENVER – August 10, 2004 – eCollege(SM) [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education market, today announced it achieved revenue of $20.9 million for the second quarter of 2004, up 186 percent from $7.3 million for the second quarter of 2003.  eCollege’s second quarter results include revenue of $8.5 million from the Company’s eLearning Division, and $12.4 million from the Company’s Enrollment Division, Datamark, Inc., which was acquired on October 31, 2003.

“We are very pleased with the strong financial performance of both of our businesses,” said Oakleigh Thorne, chairman and CEO of eCollege.  “We expect our revenue growth to accelerate in the third and fourth quarters on a year-over-year basis, and we expect continued strong earnings trends in Adjusted Net Income.”

The Company’s revenue for the second quarter of 2004 is an increase of 18 percent over pro forma(2) second quarter 2003 revenue of $17.7 million, which includes $10.4 million of revenue from Datamark.  Pro forma financial information assumes that the Datamark acquisition occurred on January 1, 2003.  The Company believes investors should consider pro forma financial information for the second quarter of 2003 as an additional and meaningful basis for comparison with the 2004 second quarter results.

Preliminary net income for the second quarter of 2004 was $654 thousand ($0.03 per share, calculated on an average of 22.2 million diluted shares), compared to net income of $275 thousand ($0.02 per share, calculated on an average of 17.4 million diluted shares) for the second quarter of 2003.  The Company’s preliminary net income for the second quarter of 2004 is an improvement of $850 thousand over the pro forma net loss of $196 thousand ($0.01 per share, calculated on an average of 20.6 million diluted shares) for the second quarter of 2003.  Final net income and earnings per share results for the second quarter are subject to the resolution of the timing of the accounting for non-cash compensation expenses associated with the Company’s Employee Stock Purchase Plan in accordance with SFAS No. 123.

In 2003, the Company elected to become an early adopter of SFAS No. 123. The Company’s preliminary second quarter results include total stock based compensation expenses of $953 thousand associated with this adoption, including $511 thousand related to the Employee Stock Purchase Plan. Upon reviewing the application of a Technical Bulletin under SFAS No.123 associated with the Company’s Employee Stock Purchase Plan, the Company determined that non-cash compensation expenses were required for the fourth quarter of 2003 (approximately $374 thousand) and the first quarter of 2004 (approximately $588 thousand) in addition to amounts previously reported.  The $511 thousand expense reported in the preliminary results for the second quarter of 2004 in connection with the Employee Stock Purchase Plan included $363 thousand that the Company had not previously forecast. eCollege has not yet determined whether the adjustments related to 2003 and the first quarter of 2004 will be fully recorded in the second quarter of 2004 or recorded in the prior periods.

It is likely that the Company’s statements of operations and cash flows for the full year 2003 and the first quarter of 2004, as well as its balance sheets for December 31, 2003 and March 31, 2004, will be restated to reflect these adjustments. If prior periods are not restated and the adjustment is recorded in the second quarter of 2004, the preliminary net income of $654 thousand will become a net loss of $308 thousand. Adjusted Net Income and Adjusted EBITDA will not be affected by the adjustment.

eCollege intends to file a Form 12b-25 with the Securities and Exchange Commission indicating that it will delay filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 pending resolution of this accounting matter. The Company currently expects to file the Form 10-Q on or before August 16, 2004, the extended due date under Rule 12b-25. The Company is considering simplifying and restructuring its current Employee Stock Purchase Plan.

In the second quarter of 2004, the Company recorded non-cash charges of $1.6 million, including expenses related to stock-based compensation (which include the $363 thousand adjustment for the period as described above), amortization of identifiable intangible assets, and the accretion of the discount on its debt (interest expense).  After adding back these items, Adjusted Net Income (1) was $2.2 million ($0.10 per diluted share) for the second quarter of 2004, compared to Adjusted Net Income and Pro Forma Adjusted Net Income of $368 thousand ($0.02 per diluted share) and $762 thousand ($0.04 per diluted share), respectively, for the second quarter of 2003.  Differences between the Company’s preliminary net income amounts on a basis consistent with generally accepted accounting principles and the Adjusted and Pro Forma Net Income amounts are further explained in the financial table that accompanies the Condensed Statements of Operations included in this press release.

The Company’s second quarter Adjusted EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization, and adjusted for non-cash stock-based compensation expense) was $3.9 million, compared to Adjusted EBITDA of $1.2 million and Pro Forma Adjusted EBITDA of $2.8 million, respectively, for the same period in 2003.

On June 30, 2004, total assets were $110.6 million, including $20.2 million of cash, cash equivalents and investments.  The Company also had $28.5 million of long-term debt and $10.8 million of current debt, including $9.7 million outstanding under its line of credit, and stockholders’ equity totaling $54.0 million.

The following are highlights from eCollege’s second quarter:

•                  For the 2004 spring academic term, which primarily impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division was approximately 220,000, up from approximately 137,000 distance student enrollments in the spring term of 2003.

•                  For the 2004 summer academic term, which traditionally includes fewer customer enrollment periods and primarily impacts the second and third quarters, the total number of distance student enrollments is expected to be more than 100,000, compared to 70,000 enrollments for the 2003 summer term.

•                  Enrollment Division revenue growth from all products and services increased 20 percent from the second quarter of 2003.  Enrollment marketing services other than direct mail increased 87 percent in the second quarter of 2004 versus the second quarter of 2003 and have become a larger percentage of Datamark’s revenue.

•                  eCollege appointed Reid Simpson as chief financial officer, overseeing all corporate finance, accounting, financial reporting, and investor relations functions for the Company; and appointed Marguerite Elias as senior vice president and general counsel, overseeing all legal and human resources functions for the Company.

•                  eCollege’s eLearning Division signed a renewal agreement with Corinthian Colleges, Inc. to continue to serve the institution’s evolving enterprise-wide eLearning needs.

•                  eCollege announced a joint collaboration with Microsoft and HP to develop an industry-leading content management system.  Integrated into the eCollege platform, the eCollege Content Manager will help institutions centrally manage, standardize and reuse content across multiple programs, courses, sections, and other applications.

The Company’s third quarter and full year guidance does not include the impact of final adjustment of the SFAS No. 123 accounting or any other adjustments in the Company’s stock-based compensation programs.  The updated guidance for third quarter and full year reflects increased costs of Sarbanes Oxley implementation, additional Employee Stock Purchase Plan costs, and certain costs related to growth in Datamark’s interactive marketing products.

The Company’s updated guidance for the third quarter 2004 is as follows:

•                  It expects revenue to range from $23.5 to $24.0 million.

•                  It expects income from operations to range from $1.7 to $2.0 million.

•                  It expects net income to range from $400 to $700 thousand, resulting in an EPS of $0.01 to $0.02 (based on an assumed 22.3 million diluted shares).

•                  It expects non-cash charges of $2.2 million, including:

•                  Stock-based compensation, amortization of identifiable intangible assets, and non-cash interest expense of approximately $1.6 million.

•                  Depreciation of approximately $600 thousand.

•                  It expects Adjusted Net Income of $2.0 to $2.3 million ($0.09 to $0.10 per diluted share).

•                  It expects Adjusted EBITDA to range from $3.6 to $3.9 million, after adding back $1.0 million of cash interest expense, net of interest income.

The Company’s updated guidance for full year 2004 is as follows:

•                  It expects revenue to range from $87 to $89 million, unchanged from prior guidance.

•                  It expects net income to be between $2.9 to $3.5 million ($0.13 to $0.16 per diluted share), down from previously announced guidance of $4.6 to $6.4 million.

•                  It expects Adjusted Net Income to be between $8.6 and $9.2 million ($0.39 to $0.41 per diluted share), down from previously announced guidance of $9.1 to 11.2 million ($0.41 to $0.50 per diluted share).

Conference Call

eCollege will hold a conference call to discuss its 2004 second quarter financial results at 10 a.m. Mountain time (noon Eastern time) on August 10, 2004.  Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link.  Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 1 p.m.  Mountain time (3 p.m. Eastern time) on August 10, 2004 until 10 p.m. Mountain time (midnight Eastern time) on August 17, 2004. To listen to the replay, participants in the U.S. and Canada should dial 800-642-1687, and international participants should dial 706-645-9291.  The conference ID for the replay is 8816680.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education markets. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country.  The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention.  Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education.  eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City.  For more information, visit www.eCollege.com and www.Datamark.com.

Forward Looking Statements

This press release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of these forward-looking statements include statements about expected future revenue, expenses, operating income, net income, non-cash charges, Adjusted Net Income, EBITDA, Adjusted EBITDA, cash and cash equivalents, profitability, student enrollments, and any other statements that are not clearly historical.  These statements are based on management’s current expectations and assumptions and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the early stage of and rapid changes in the market for our products and services;  our eLearning customers’ ability to continue to build, grow and market their online programs; the difficulty in predicting changes in the mix of marketing products and services employed by customers of our Enrollment Division; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health and our ability to obtain financing and react to changes in our business; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the possibility that we may not be able to raise additional capital on acceptable terms; Datamark’s ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; the effects general economic conditions may have on our revenues; and such other factors as are discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and available on our Web site, www.eCollege.com.  We are not obligated to update or supplement any forward-looking statements that become untrue after the date of this release.

eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

(1)                                  Adjusted Net Income and Adjusted EBITDA are not generally accepted accounting principles, or “GAAP,” based measures.  However, management believes, based on feedback from investors, analysts and other users of the Company’s financial information, that Adjusted Net Income and Adjusted EBITDA are appropriate measures of evaluating the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company’s profitability from current operations.  Further, management believes, based on feedback from analysts, that Adjusted Net Income is an important measure that analysts use in their earnings estimates of the Company, which are used by investors and potential investors.  Finally, as a result of the Company’s recent acquisition of Datamark, and the borrowings that were made to facilitate that transaction, Adjusted EBITDA has been defined by the Company’s lenders as an important metric, and is used in the Company’s debt compliance covenants. However, these measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Because Adjusted Net Income and Adjusted EBITDA are used by some investors, analysts and other users of the Company’s financial information as performance measures, they are reconciled herein to net income.

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eCollege

Condensed Statements of Operations

Preliminary and Unaudited

(in thousands, except per share data)

	For the Three Months Ended June 30,
	2004	2003(3)	2003 Pro Forma(2)
eLearning	$8,477	$7,323	$7,323
Enrollment Marketing	12,463	—	10,355
Total Revenue	20,940	7,323	17,678

Cost of Revenue	10,800	2,790	9,687
Gross Profit	10,140	4,533	7,991

Research and Development	1,717	1,456	1,456
Sales and Marketing	2,421	1,329	2,397
General and Administrative	3,697	1,460	2,700
Amortization of Intangible Assets	373	—	373
Total Operating Costs and Expenses	8,208	4,245	6,926

Income (Loss) from Operations	1,932	288	1,065
Interest and Other Income (Expense)	(1,256)	(13)	(1,261)
Net Income (Loss) before Income Taxes	$676	$275	$(196)
Income Tax Benefit (Expense)	(22)	—	—
Net Income (Loss)	$654	$275	$(196)

Basic and Diluted Net Income (Loss) per Share	$0.03	$0.02	$(0.01)

Weighted Average Shares Outstanding - Basic	20,234	16,501	19,626
Weighted Average Shares Outstanding - Diluted	22,260	17,426	20,567

Reconciliation of Adjusted EBITDA to Net Income (Loss): (1)		(4) Per Share		(4) Per Share		(4) Per Share
Net Income (Loss)	$654	$0.03	$275	$0.02	$(196)	$(0.01)
Adjustments for Non-Cash Charges:
Stock-Based Compensation Expense	953		93		358
Amortization of Identified Intangibles	373		—		373
Non-Cash Interest Expense	227		—		227
Adjusted Net Income (Loss) (1)	2,207	$0.10	368	$0.02	762	$0.04
Depreciation	596		495		669
Amortization of Capitalized Software	—		314		314
Cash Interest (Income)/Expense, Net	1,029		15		1,034
Taxes on Income	22		—		—
Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (1)	$3,854		$1,192		$2,779

(2)     Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003. Datamark’s results for April through June 2003 included in the pro forma information that were not included in the actual results for the three months ended June 30, 2003 are as follows: $10.4 million of revenue, $6.9 million of costs of revenue, $1.1 million of sales and marketing expense, $1.2 million of general and administrative expense, $373 thousand of amortization of intangible assets, and $1.2 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations net income or Adjusted EBITDA for any future period.

(3)     Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company’s earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(4)     Per share data presented is based on each period’s respective weighted average dilutive shares outstanding.

eCollege

Condensed Statements of Operations

Preliminary and Unaudited

(in thousands, except per share data)

	For the Six Months Ended June 30,
	2004	2003(3)	2003 Pro Forma(2)
eLearning	$16,684	$14,022	$14,022
Enrollment Marketing	23,862	—	19,461
Total Revenue	40,546	14,022	33,483

Cost of Revenue	20,554	5,661	18,972
Gross Profit	19,992	8,361	14,511

Research and Development	3,325	2,895	2,895
Sales and Marketing	5,037	2,587	4,593
General and Administrative	6,982	2,998	5,567
Amortization of Intangible Assets	746	—	746
Total Operating Costs and Expenses	16,090	8,480	13,801

Income (Loss) from Operations	3,902	(119)	710
Interest and Other Income (Expense)	(2,534)	(42)	(2,507)
Net Income (Loss) before Income Taxes	$1,368	$(161)	$(1,797)
Income Tax Benefit (Expense)	(62)	—	—
Net Income (Loss)	$1,306	$(161)	$(1,797)

Basic and Diluted Net Income (Loss) per Share	$0.06	$(0.01)	$(0.09)

Weighted Average Shares Outstanding - Basic	20,175	16,454	19,626
Weighted Average Shares Outstanding - Diluted	22,302	16,454	20,567

Reconciliation of Adjusted EBITDA to Net Income (Loss): (1)		(4) Per Share		(4) Per Share		(4) Per Share
Net Income (Loss)	$1,306	$0.06	$(161)	$(0.01)	$(1,797)	$(0.09)
Adjustments for Non-Cash Charges:
Stock-Based Compensation Expense	1,415		135		664
Amortization of Identified Intangibles	746		—		746
Non-Cash Interest Expense	424		—		424
Adjusted Net Income (Loss) (1)	3,891	$0.17	(26)	$0.00	37	$0.00
Depreciation	1,163		1,089		1,413
Amortization of Capitalized Software	314		628		628
Cash Interest (Income)/Expense, Net	2,075		42		2,081
Taxes on Income	62		—		—
Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (1)	$7,505		$1,733		$4,159

(5)     Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003. Datamark’s results for January through June 2003 included in the pro forma information that were not included in the actual results for the six months ended June 30, 2003 are as follows: $19.5 million of revenue, $13.3 million of costs of revenue, $2.0 million of sales and marketing expense, $2.6 million of general and administrative expense, $746 thousand of amortization of intangible assets, and $2.5 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations net income or Adjusted EBITDA for any future period.

(6)     Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company’s earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(7)     Per share data presented is based on each period’s respective weighted average dilutive shares outstanding.

eCollege

Condensed Balance Sheets

Preliminary and Unaudited

(in thousands)

	June 30, 2004	December 31, 2003

Current Assets:
Cash and Cash Equivalents	$19,678	$15,974
Accounts Receivable (Net) and Other Current Assets	16,270	11,694
Total Current Assets	35,948	27,668

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	7,135	6,707
Investments	513	—
Identified Intangible Assets (Net)	11,105	11,851
Goodwill	55,939	55,797
Total Assets	$110,640	$102,023

Current Liabilities:
Accounts Payable and Accrued Liabilities	$10,947	$10,367
Deferred Revenue and Customer Advances	5,855	2,499
Line of Credit	9,688	9,365
Current portion of Long-Term Debt	1,130	1,000
Total Current Liabilities	27,620	23,231

Deferred Revenue	85	97
Other Liabilities	441	477
Long-Term Debt ($33.9 million face value)	28,526	27,785
Total Liabilities	56,672	51,590

Common Stock and Additional Paid-In Capital, less Treasury Stock	122,946	121,547
Warrants, Restricted Stock Rights, Options and Deferred Compensation (Net)	7,181	6,350
Accumulated Deficit	(76,159)	(77,464)
Total Shareholders’ Equity	53,968	50,433

Total Liabilities and Shareholders’ Equity	$110,640	$102,023

eCollege

Condensed Statement of Cash Flow

Preliminary and Unaudited

(in thousands)

	For the Six Months Ended June 30,
	2004	2003

Cash Flows from Operating Activities:
Net Income (Loss)	$1,306	$(161)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities-
Depreciation	1,163	1,089
Amortization of Capitalized Software	314	628
Amortization of Intangible Assets	746	—
Amortization of Debt Issuance Costs and Discounts on Debt	424	—
Stock-Based Compensation	1,415	136
Other (Net)	124	6
Change in-
Accounts Receivable	(4,139)	(757)
Accounts Payable and Accrued Liabilities	1,080	6
Deferred Revenue and Customer Advances	3,344	469
Other Changes in Assets and Liabilities (Net)	(429)	(88)
Net Cash Provided by Operating Activities	5,348	1,328

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(1,370)	(353)
Capitalized Software Costs	(266)	—
Reclass of Restricted Cash to Investments	(513)	—
Business Acquisition Costs	(143)	—
Other (Net)	6	6
Net Cash Used in Investing Activities	(2,286)	(347)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	890	835
Payment of Stock Issuance Costs	(10)	—
Proceeds and Payments from (on) Leasing Agreements (Net)	(61)	(1,594)
Proceeds and Payments from (on) Term Loan (Net)	(500)	1,280
Proceeds and Payments from (on) Line of Credit (Net)	323	177
Net Cash Provided by (Used in) Financing Activities	642	698

Net (Decrease) Increase in Cash and Cash Equivalents	3,704	1,679
Cash and Cash Equivalents, Beginning of Period	15,974	13,633
Cash and Cash Equivalents, End of Period	$19,678	$15,312

Supplemental Cash Flow Information:
Cash paid for interest	$2,075	$80
Schedule of Non-Cash Activities:
Financed hardware purchases	$475	$19
Acquisition of treasury stock included in accrued liabilities	$67	$13